EXHIBIT 23.4

[LETTERHEAD OF ELLIOTT DAVIS]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 17, 2005, accompanying the consolidated financial statements of First National Banc, Inc. for the year ended December 31, 2004. We hereby consent to the inclusion of said report in the Registration Statement on Form S-4, as amended, of ABC Bancorp, and the use of our name as it appears under the caption “Experts”.

/s/ Elliott Davis, LLC

Greenville, South Carolina

November 1, 2005